Exhibit 10.8
Execution Copy

AMENDMENT NO. 1 TO
SERIES A PREFERRED STOCK
PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to that certain Series A Preferred Unit Purchase Agreement, dated as of March 11, 2016 (the “Agreement”), by and among TARGA RESOURCES CORP., a Delaware corporation (the “Company”), and the purchasers set forth therein (the “Purchasers”), is made as of March 15, 2016, by and between the Company and Stonepeak Target Upper Holdings LLC, a Delaware limited liability company (the “Additional Purchaser”). Capitalized terms used but not defined herein have the meanings given such terms in the Agreement.

WHEREAS, the Company and the Purchasers are parties to the Agreement, pursuant to which the Company agreed to issue and sell, and the Purchasers agreed to purchase from the Company, certain shares of the Preferred Stock and Warrants, in accordance with the provisions of the Agreement.

WHEREAS, pursuant to Section 8.14 of the Agreement, the Company may, in its sole discretion and without the consent of any Purchaser, amend Schedule A of the Agreement to add one or more additional Purchasers.

WHEREAS, pursuant to Section 8.14 of the Agreement, the Company desires to amend the Agreement as set forth in this Amendment in accordance with the provisions of the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.The last line of Schedule A of the Agreement is hereby amended as set forth below:

Stonepeak Target Upper Holdings LLC 717 5th Avenue, 25th Floor New York, NY 10022 Attention: Adrienne Saunders And Attention: Jack Howell With a copy (which shall not constitute notice) to: Sidley Austin LLP 1000 Louisiana Street Suite 6000 Houston, TX 77002 Attention: Cliff Vrielink And Attention: Tim Langenkamp	163,200	$168,096,000.00	2,291,328	1,104,864

TOTAL:	489,200	$503,876,000.00	6,868,368	3,311,884

2.The Additional Purchaser agrees and acknowledges that it is subject to the rights, obligations and benefits as a “Purchaser” in accordance with the terms and provisions of the Agreement.

3.Except as expressly amended hereby, the Agreement remains unmodified and in full force and effect as originally executed without waiver of any provision thereof. Whenever the Agreement is referred to in any agreement, document or other instrument, such reference will be to the Agreement as amended hereby. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail.

4.This Amendment shall be binding upon the Company, the Additional Purchaser, the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Amendment, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Amendment, the Purchasers and their respective successors and permitted assigns.

5.This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws which would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

6.This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto execute this Amendment, effective as of the date first above written.

TARGA RESOURCES CORP.

By:/s/ Matthew J. Meloy

Matthew J. Meloy

Executive Vice President and Chief

Financial Officer

[Signature page to Amendment No. 1 to Purchase Agreement]

STONEPEAK TARGET UPPER HOLDINGS LLC

MANAGING MEMBER:

STONEPEAK INFRASTRUCTURE FUND II (AIV II) LP

By:STONEPEAK ASSOCIATES II LLC, its general partner

By:STONEPEAK GP HOLDINGS II LP, its sole member

By:STONEPEAK GP INVESTORS II LLC, its general partner

By:STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:/s/ Michael Dorrell

Michael Dorrell

Managing Member

☒	institutional “accredited investor” as defined in SEC Rule 501(a)(1), (a)(2), (a)(3), or (a)(7), as presently in effect
☐	“qualified institutional buyer” as defined in Rule 144A

[Signature page to Amendment No. 1 to Purchase Agreement]